                                                                    Exhibit 10.1

                       AMENDED AND RESTATED LOAN AGREEMENT


          This amended and restated loan agreement (the "Agreement") is made and entered into this 17th day of May, 1996 between Einstein Bros. Bagels, Inc., a Delaware corporation (the "Company"), and Boston Chicken, Inc., a Delaware corporation ("Boston Chicken").

                                   RECITALS
                                   --------

          The Company and Boston Chicken have previously entered into that certain Secured Loan Agreement dated March 24, 1995 (as amended, the "Original Loan Agreement").

                              The Company and Boston Chicken desire that the
Original Loan Agreement be further amended and restated.

                                   COVENANTS
                                   ---------

          In consideration of the mutual representations, warranties, and covenants set forth herein, and in consideration of any advances made hereunder to or for the benefit of the Company by Boston Chicken, the parties hereto agree as follows:


                                   ARTICLE I

                                   THE LOAN
                                   --------

          1.1 The Loans; Funding Alternatives; Promissory Notes. (a) Boston Chicken agrees, on the terms and subject to the conditions set forth herein, to advance at any time and from time to time during the period commencing on the date hereof and ending on June 14, 1998 (the "Draw Loan Termination Date"), amounts requested by the Company in an aggregate principal amount not to exceed $134,000,000 (the "Loan"), in integral multiples of $100,000. The Loan shall be evidenced by two separate promissory notes, one amended and restated convertible promissory note of even date herewith in the original principal amount of $120,000,000, in the form attached hereto as Exhibit A-1 (the "Convertible Note") and one nonconvertible promissory note of even date herewith in the original principal amount of $14,000,000 in the form attached hereto as Exhibit A-2 (the "Nonconvertible Note") (the Convertible Note and the Nonconvertible Note are herein together referred to as the "Notes"). Advances of the Loan shall be made under the Convertible Note and the Nonconvertible Note as determined by Boston Chicken in its sole discretion. The portion of the Loan evidenced by the Convertible Note is sometimes herein referred to as the "Convertible Loan" and that portion of the Loan evidenced by the Nonconvertible Note is sometimes herein referred to as the "Nonconvertible Loan".

          (b) Each advance of the Loan (an "Advance") shall be made, at the sole option of Boston Chicken but subject to the limitations set forth in subsection
(d) below, (i) in cash by wire transfer of immediately available funds to the account of the Company, or (ii) in that number of registered shares of common stock, $.01 par value per share, of Boston Chicken (the "Shares") equal to the Advance amount divided by the average closing sales price per share of the Shares quoted on the Nasdaq National Market, as reported in the Wall Street Journal (Western Edition), for the five business days ending two business days before the date such Advance is to be made, rounded up to the nearest whole share (the "Advance Shares").

          (c) In the event an Advance is made in Shares and (i) the Company sells all of the Advance Shares received by it with respect to a particular Advance within the first seven (7) trading days on which the Nasdaq National Market is open for business following the date such Advance is made in Shares (the "Guarantee Period") for cash in one or more bona fide broker's or market maker transactions through or to Merrill Lynch, Pierce, Fenner & Smith Incorporated or as otherwise provided in that certain prospectus pursuant to which the sale and the Company's resale of the Shares is registered (the "Prospectus") to one or more persons not affiliated with, related to, or associated with the Company, (ii) the aggregate proceeds from the sale of such Advance Shares received by the Company, net of broker's commissions, is less than the dollar amount of the Advance funded with such Advance Shares (the "Shortfall"), and (iii) Boston Chicken receives notice from the Company within 14 days of the expiration of the Guarantee Period of the amount of the Shortfall with copies of applicable confirmation slips or other evidence reasonably satisfactory to Boston Chicken attached thereto, Boston Chicken shall, within three business days of the receipt of such notice, in it sole discretion, either
(x) pay to the Company an amount in cash equal to the Shortfall, or (y) deliver that number of Shares determined in the manner provided in Section 1.1(e) below. Boston Chicken and the Company agree that the payment of such shortfall shall constitute a reduction in the price per share at which the Company has acquired the Shares, for financial reporting and tax purposes.

          (d) Notwithstanding anything herein to the contrary, (i) the aggregate amount of all Advances made hereunder by the issuance of Shares shall not exceed
(A) the Convertible Loan Maximum Principal Balance (as defined in Section 1.2) available to be drawn by the Company hereunder, less (B) the outstanding principal amount of the Convertible Loan as of August 30, 1995, and (ii) Boston Chicken may not exercise its right to fund an Advance through the issuance of Shares at any time that the distribution of Shares by Boston Chicken or the resale of Shares by the Company during the Guarantee Period would be prohibited by law, including pursuant to Rule 10b-6 under the Securities Exchange Act of 1934, as amended (the "1934 Act").

          (e) In the event Boston Chicken elects to pay the Shortfall in Shares, the number of Shares to be delivered to the Company shall be determined by dividing the Shortfall by the closing per share sales price of the Shares quoted on the Nasdaq National Market, as reported in the Wall Street Journal (Western Edition), on the second business day before the date on which Boston Chicken delivers the Shares to the Company (or its representative), rounded up to the nearest whole share. In the event Boston Chicken elects to pay the Shortfall in Shares, such Shares shall be deemed to be Advance Shares and the provisions of
Section 1.1(c) and Section 5.5, as
applicable, shall apply for purposes of determining the length of a new Guarantee Period, which shall commence on the trading day immediately following the date on which the Company (or its representative) receives such Shares, and other terms relating to the sale of such Shares.

          1.2 Maximum Principal Balance. The aggregate outstanding principal balance of the Convertible Loan shall not exceed $120,000,000, less the principal amount of conversions under Section 1.7 and option exercises under
Section 1.8 ("Convertible Loan Maximum Principal Balance"). The aggregate outstanding principal balance of the Nonconvertible Loan shall not exceed $14,000,000 ("Nonconvertible Loan Maximum Principal Balance"). The "Maximum Principal Balance" of the Loan shall not exceed the sum of the Convertible Loan Maximum Principal Balance and the Nonconvertible Loan Maximum Principal Balance.

          1.3 The Loan Account. Boston Chicken shall maintain a loan account on its books in which shall be recorded all advances made by Boston Chicken to the Company pursuant to this Agreement, and all payments made by the Company with respect to the Loans; provided, however, that failure to maintain such account or record any advances therein shall not relieve the Company of its obligations to repay the outstanding principal amount of the Loan, all accrued interest thereon, and any amount payable with respect thereto in accordance with the terms of this Agreement and the Notes.

          1.4 Interest Rate and Payment. (a) Interest shall accrue daily on the aggregate outstanding principal balance of the Loans, for the period commencing on the date any Advance is made until such Advance is paid in full, at a per annum rate equal to the rate designated and announced by Bank of America Illinois or its successor in interest (the "Bank") from time to time as its "reference rate" in effect at its principal office in Chicago, Illinois, plus 1%. The interest rate shall be adjusted, from time to time, on the same day on which the Bank adjusts its "reference rate." Interest on the outstanding principal amount of the Loans shall be payable in arrears on the dates set forth herein and at maturity (whether at stated maturity, by acceleration or otherwise).

          (b) During the Interest Payment Period (as defined below) the Company shall pay to Boston Chicken interest on the outstanding principal balance of the Loans on the first day of each Retail Period (as defined below). The "Interest Payment Period" shall mean the period commencing on the first day of the Retail Period immediately following the first Retail Period in which the Company initially draws on the Loans under this Agreement and continue through and including the Draw Loan Termination Date. Thereafter the Company shall pay principal and interest as provided in Section 1.5.

          (c) Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

          (d) Any principal payment due under the Notes not paid when due, whether at stated maturity, by notice of repayment, by acceleration or otherwise, shall, to the extent permitted by applicable law, thereafter bear interest (compounded monthly and payable upon demand) at a rate which is 2% per annum in excess of the rate of interest otherwise payable

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under this Agreement in respect of such principal amount until such unpaid amount has been paid in full (whether before or after judgment).

          1.5 Repayment of the Loan. (a) If not earlier paid, or if not accelerated for payment, the outstanding principal amount of the Loan shall, at the close of business on the Draw Loan Termination Date, thereafter become an amortized term Loan payable as follows: the principal balance of the Loan shall be payable to Boston Chicken in 65 substantially equal periodic installments of principal (the amount of which periodic installments of principal shall be determined at the close of business on the Draw Loan Termination Date based on a schedule amortizing such outstanding principal balance of the Loan as of such date in 130 substantially equal periodic installments of principal), plus accrued but unpaid interest, on the first day of each of Boston Chicken's 13 consecutive four-week accounting periods used for accounting purposes (each a "Retail Period"), commencing on the first day of the seventh Retail Period in Boston Chicken's fiscal year 1998 and continuing until the first day of the sixth Retail Period in Boston Chicken's fiscal year 2003, when the entire remaining principal balance of the Loan and all interest accrued thereon shall be due and payable.

          (b) The Loan and all accrued and unpaid interest thereon may be prepaid, without premium or penalty, at any time.

          1.6 Term of this Agreement. This Agreement shall be effective as of the date of its execution (the "Closing Date") and shall continue in effect until the last to occur of (i) the exercise, expiration, or other termination of all remaining option rights granted in Section 1.8 hereof, (ii) the exercise, expiration, or other termination of all of the remaining conversion rights granted in Section 1.7 hereof, (iii) the date on which there is no amount (principal or interest) remaining outstanding under the Notes and (iv) the date on which Boston Chicken no longer has an obligation to make any advances hereunder if the Company were to make a valid request for an advance pursuant to and in accordance with Article III hereof.

          1.7 Convertibility. (a) On the terms and subject to the conditions set forth in the Convertible Note, any portion of the outstanding principal balance of the Convertible Loan is convertible at the election of the holder of the Convertible Note into shares of common stock of the Company, $.01 par value per share, at any time and from time to time after the earlier of(i) any acceleration of the Loan, (ii) April 1, 1997, or (iii) an initial public offering of shares of common stock of the Company registered pursuant to the Securities Act of 1933, as amended, with the Securities and Exchange Commission, and up to the later of the date on which the Company has properly repaid the outstanding principal balance of the Loans and all accrued interest thereon in full or the first day of the twelfth Retail Period in Boston Chicken's fiscal year 2003. Upon conversion, that portion of principal so converted shall be deemed to be paid in full upon the delivery to the holder of the Convertible Note of a certificate or certificates representing the proper number of shares of common stock of the Company to be issued to the holder of the Convertible Note upon such conversion. Conversion of any portion of the principal balance of the Convertible Loan shall not relieve the Company of its obligation to pay any accrued but unpaid interest to the date of conversion on the portion of the principal balance of the

Convertible Loan so converted. In no event shall interest be convertible into shares of common stock in the Company.

          (b) Upon any conversion under this Section 1.7, Boston Chicken's obligation to make additional advances to the Company under this Agreement shall be reduced by an amount equal to such conversion amount.

          1.8 Option. (a) Boston Chicken shall have the option, at any time and from time to time after the earlier of (i) any acceleration of the Loans,
(ii) April 1, 1997, or (iii) an initial public offering of shares of common stock of the Company registered pursuant to the Securities Act of 1933, as amended, with the Securities and Exchange Commission, and up to the later of the date on which the Company has properly repaid the outstanding principal balance of the Loans and all accrued interest thereon in full or the first day of the twelfth Retail Period in Boston Chicken's fiscal year 2003 to purchase at the Conversion Price (as defined in the Convertible Note) up to that number of shares of common stock of the Company equal to the (i) the Option Amount, divided by (ii) the Conversion Price (the "Option"). For purposes of this
Section 1.8, the Option Amount shall mean (x) the Convertible Loan Maximum Principal Balance, less (y) the sum of (1) the dollar amount of the outstanding principal balance of the Convertible Loan (whether such amount is the result of a reduction in principal due to the repayment of the Convertible Loan or the failure by the Company to request advances hereunder or otherwise) and (2) the dollar amount of all previous conversions under Section 1.7 hereof and exercises of the Option under this Section 1.8, in each case on the date Boston Chicken notifies the Company of its intention to exercise the Option.

          (b) Upon exercise of any portion of the Option under this Section 1.8, Boston Chicken's obligations to make additional advances to the Company under this Agreement shall be reduced by an amount equal to the amount of such option exercise.

          (c) In case of any reclassification or change of outstanding shares of common stock issuable upon exercise of the Option, or in case of any consolidation or merger of the Company with or into any partnership, corporation, or other entity (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding shares of common stock, other than a change in number of shares issuable upon exercise of the Option) or in case of any sale or conveyance to any partnership, corporation, or other entity of the property of the Company as an entirety or substantially as an entirety, then the holder of the Note shall have the right thereafter to exercise the Option for the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale, or conveyance by a holder of the number of shares of common stock of the Company issuable upon exercise of the Option immediately prior to such reclassification, change, consolidation, merger, sale, or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein.

          1.9  Intentionally omitted.

          1.10 Credit Resources. The Company acknowledges that Boston Chicken has informed it that Boston Chicken does not currently and may not from time to time in the future have cash, cash equivalents, and credit resources sufficient to permit Boston Chicken to necessarily make all requested advances under this Agreement and all other similar agreements with its financed area developers and franchisees while maintaining sufficient working capital for Boston Chicken's operating needs, and the Company agrees that in the event Boston Chicken shall fail to fund the Loans as and to the extent required hereby and such failure shall constitute a breach of this Agreement (a "Funding Default"), such Funding Default shall not (a) constitute fraud (by any person or entity, including Boston Chicken and its successors and assignees) or (b) give rise to any liability of any person or entity (other than Boston Chicken and its successors and assignees) in any other tort, and the Company further agrees that it shall be limited to its remedies in contract and in a non-fraud tort action against Boston Chicken. Boston Chicken and the Company agree that this Section 1.10 shall not diminish or otherwise affect in any way the amount of damages for which Boston Chicken may be liable to the Company in a contract or non-fraud tort action for a Funding Default.

          1.11 Payment Method. (a) All payments to be made by the Company hereunder shall be made in lawful money of the United States, in immediately available funds, without setoff, counterclaim, deduction or withholding of any type.

          (b) So long as funds are available to be borrowed by the Company hereunder, the Company authorizes Boston Chicken (i) to make daily Advances on behalf of the Company under the Loan Agreement in accordance with Boston Chicken's customary practices and procedures to provide funds to the Company to cover payables, intercompany charges, and other charges previously approved by the Company, and regardless of whether the Company has specifically requested such advance and without waiver of any rights of Boston Chicken hereunder, and
(ii) to make Advances hereunder from time to time to pay interest on the Loans if the Company does not pay interest when due.


                                  ARTICLE II

                                   RESERVED
                                   --------



                                  ARTICLE III

                            CONDITIONS OF ADVANCES
                            ----------------------

          Notwithstanding any other provisions contained in this Agreement, the making of any Advance (including the initial Advance) provided for in Section
1.1 shall be conditioned upon the following:

          3.1 The Company's Written Request. Boston Chicken shall have received, at least five (5) business days prior to the day an Advance is to be made hereunder, (i) a written request from an authorized officer of the Company for an Advance in a specific amount, and (ii) a certificate of the Company in the form attached hereto as Exhibit B, which shall be signed by the president, chief financial officer or other authorized officer of the Company.

          3.2 No Material Adverse Change. No material adverse change, as determined by Boston Chicken in its sole discretion taking into account that the Company is in a start up mode, in the financial condition, results of operations, assets, or business of the Company, shall have occurred at any time or times subsequent to the date hereof.

          3.3 No Default. Neither a Default (as that term is defined in Article VIII hereof) nor any event which, through the passage of time or the service of notice or both, would mature into a Default (an "Event of Default") shall have occurred and be continuing.

          3.4 Representation and Warranties. The representations and warranties contained in Article IV hereof shall be true and correct on and as of the date such Advance is made.

          3.5  Service Agreements.   Each of various service agreements between
the Company and Boston Chicken, each dated March 24, 1995 (the "Service Agreements") between the Company and Boston Chicken shall be in full force and effect, and no default shall have occurred or notice of termination (other than a mutual termination) shall have been given thereunder.

          3.6 Other Requirements. Boston Chicken shall have received, in form and substance satisfactory to it, all certificates, consents, affidavits, schedules, instruments, and other documents which the Company is obligated to provide to Boston Chicken hereunder or which Boston Chicken may at any time reasonably request.

          3.7 Amount of Advances. (a) Boston Chicken shall have received a certificate of the Company, which shall be signed by the president or chief financial officer of the Company, and which shall certify that the amount of the requested Advance is the amount the Company reasonably expects to expend within the 30-day period immediately following the receipt of the Advance for working capital purposes and to purchase, design, construct and equip bagel stores operated under one of the trademarks owned by the Company or any of its Subsidiaries (the "Stores") that are scheduled to open within 6 months of the Advance date or, in the case of free-standing Stores for which a building must be constructed, 9 months from the Advance date. Such certificate, including the estimated amounts set forth therein, shall be satisfactory to Boston Chicken in its reasonable discretion.

          (b) Anything herein to the contrary notwithstanding, the Company may request an Advance hereunder in an amount in excess of the limitations set forth in subsection (a) above (an "Excess Cash Advance"), provided that (i) Boston Chicken may, in its sole discretion, refuse to fund such Excess Cash Advance unless such Advance is funded through

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the issuance of Shares, and (ii) the Company may not request an Excess Cash
Advance at any time that the Company would own Shares with an aggregate value equal to or greater than $15,000,000.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          The Company represents and warrants that:

          4.1 Financial Statements. The financial statements to be furnished to Boston Chicken pursuant hereto will be prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved, and will fairly present the financial condition of the Company and its Subsidiaries at the dates thereof and its results of operations for the periods indicated.

          4.2 Capital Stock. The Company's authorized stock consists of 1,200,000 shares of capital stock, of which 1,000,000 shares are common stock, $.01 par value per share and 200,000 shares are preferred stock, $.01 par value per share. As of May 15, 1996, of the Company's authorized capital stock, (a) 32,014.2302 shares of common stock are issued and outstanding, (b) 68,032.99 shares of common stock are reserved for issuance upon the conversion of the Note or exercise of the Option, (c) 16,325 shares of common stock are reserved for issuance upon the exercise of options granted under the Company's Amended and Restated 1995 Stock Option Plan, and (d) 6,250 shares of series A convertible preferred stock are issued and outstanding. Such issued and outstanding shares are fully paid and non-assessable and are free and clear of all liens, claims and encumbrances of any kind. The shares to be issued and delivered to the holder of the Note upon any conversion of the Note or exercise of the Option, when so issued and delivered, will be fully paid and non-assessable and free and clear of all liens, claims and encumbrances of any kind. Except for (i) options granted under the Company's Amended and Restated 1995 Stock Option Plan, (ii) a warrant issued to Einstein Bros. Equity Funding, L.L.C. to purchase 4,500 shares of common stock for an exercise price of $1,456.48 per share pursuant to that certain warrant certificate dated December 29, 1995, (iii) warrants to purchase up to 3,095 shares in the aggregate of common stock for an exercise price of $1,456.48 per share issued to area developers and prospective area developers of the Company, (iv) a warrant that may be issued to BA Securities, Inc. to purchase 83.3333 shares of common stock for an exercise price of $2,604.58 per share pursuant to that certain warrant certificate dated May 17, 1996, and (v) as otherwise provided herein and in the Convertible Note, there are no outstanding options, warrants, rights, contracts or agreements of any kind for the issuance or sale of any shares of capital stock of the Company or for the issuance or sale of other securities or obligations of the Company or for the purchase by the Company of any of its shares.

          4.3 No Material Adverse Change. Since the date hereof, there has been no material adverse change in the financial condition, results of operations, assets, or business of the Company and its Subsidiaries, taken as a whole.

          4.4 No Pending Material Litigation or Proceedings. There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company or its Subsidiaries, threatened against or affecting the Company or its Subsidiaries or the business or properties of the Company or its Subsidiaries, in any court or before or by any governmental department, commission, board, agency or instrumentality, or any arbitrator that is reasonably expected to be determined adversely to the Company and would have a material adverse effect on the financial condition or results of operations of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in default with respect to any order, writ, injunction, or decree of any court or arbitrator or governmental agency which would have a material adverse effect on the financial condition or results of operations of the Company or any of its Subsidiaries.

          4.5 Valid Organization; Due Authorization; Valid and Binding Agreement. (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with corporate power and authority to enter into and perform this Agreement and to issue the Notes and incur the indebtedness to be evidenced thereby. The Company is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which failure to so qualify could have a material adverse affect on its property, business, operations, or prospects.

               (b) This Agreement and the Notes have each been duly authorized by all required corporate action on the part of the Company, and each of this Agreement and the Notes has been duly executed and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company enforceable in accordance with its terms.

               (c) The execution and delivery of this Agreement and the Notes and the performance by the Company of its obligations hereunder and thereunder are not in contravention of any law, rule or regulation, including without limitation Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System, and will not conflict with or result in any breach of any of the provisions, or constitute a default under or result in the creation or imposition of any lien or encumbrance (except as expressly provided herein) upon any of the property of the Company pursuant to any of the provisions of the Certificate of Incorporation or bylaws of the Company or any agreement or instrument to which the Company is a party or by which it or its assets is bound.

               (d) No consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other person, which has not been obtained or taken, is required for the execution and delivery of, or the performance by the Company of its obligations under, this Agreement or the Notes.

          4.6 Conduct of Business. Since their inception, the Company and each Subsidiary has conducted its business and operations in a manner consistent with that of a multi-unit food service establishment and has not engaged in any business other than the business of establishing, opening, and operating Stores.

          4.7 Absence of Material Liabilities. Neither the Company nor any Subsidiary has any material liabilities or obligations, either accrued, absolute, contingent, or otherwise, except (a) as set forth in its most recent unaudited balance sheet, (b) normal liabilities and obligations incurred in the ordinary course of business since the date of its most recent unaudited balance sheet, and (c) obligations under contracts and agreements entered into in the ordinary course of business.

          4.8 Tax Matters. The Company and its Subsidiaries have filed all federal, state, and local tax returns which are required to be filed, except for extensions duly obtained, and has paid, or made provisions for the payment of, all taxes which have become due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

          4.9 Investment Company Act. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          4.10 Public Utility Holding Company Act. The Company is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          4.11 Subsidiaries. Schedule 4.11 hereto correctly sets forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of the Company. Each such Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law and where the failure to be so qualified would have a material adverse effect on such Subsidiary. Each Subsidiary of the Company has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock of each class of each Subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned, beneficially and of record, by the Company free and clear of any liens, except liens in favor of Bank of America Illinois, as Agent under the Einsteins/BofA Credit Agreement (as defined in Section 5.1).

                                   ARTICLE V

                                   COVENANTS
                                   ---------

          So long as this Agreement remains in effect:

          5.1 Incorporation of covenants by reference. The Company covenants and agrees that, from and after the Closing Date until all obligations of the Company have been paid in full, it shall duly keep, perform and observe each and every covenant set forth in Article V of that certain Secured Credit Agreement dated as of May 17, 1996 among the Company, the Lenders named therein and Bank of America Illinois, as Agent and Issuing Lender, as the same may be amended from time to time (the "Einsteins/BofA Credit Agreement"). All of such covenants, together with the related definitions and ancillary provisions and schedules, are hereby incorporated into this Agreement by reference, mutatis mutandis, as if such terms were set forth in this Agreement in full, without regard to any termination of the Einsteins/BofA Credit Agreement, without regard to the expiration of any commitment thereunder and without regard to the final payment in full of any obligations of the Company or any other person or entity thereunder. If an event is the subject of both a covenant incorporated herein by reference and another covenant set forth in this Agreement, the Company shall comply with the covenant that imposes the stricter requirement. The waiver by the Lenders of any default or breach of any covenant under the Einsteins/BofA Credit Agreement shall constitute a waiver by Boston Chicken of such default or breach hereunder.

          5.2 Reservation of Common Stock. The Company covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the Convertible Note or exercise of the Option, or both, such number of shares of its common stock as would be issuable upon the conversion of, or exercise of the Option for, $120,000,000. The Company covenants that if any shares of its common stock required to be reserved for issuance upon conversion of the Convertible Note or exercise of the Option require registration with or approval of any governmental authority under any Federal or state law before such shares may be issued upon such conversion of exercise, the Company will, at its expense and as expeditiously as possible, cause such shares to be duly registered or approved, as the case may be.

          5.3 Rights Regarding Future Financings. If, at any time after the Closing Date through the later of the date on which the outstanding principal balance of the Loans and all accrued interest thereon is paid in full or the expiration of the term of the Option in accordance with the provisions of
Section 1.8 hereof, the Company determines that it requires additional financing (whether debt or equity) (including, but not limited to, all capital-type transactions and sale/leaseback transactions), it agrees (a) to negotiate in good faith with Boston Chicken for a period of 45 days with regard to any portion or the entire amount (at the option of Boston Chicken) of such financing prior to negotiating with any other entity with regard thereto, (b) in the event the Company has engaged in good faith negotiations under clause (a) of this
Section 5.3 and such negotiations have been unsuccessful, to notify Boston Chicken of the existence of any other financing arrangement it proposes to consummate and the terms and conditions thereof and grant to Boston Chicken a right of first refusal with respect to such financing on the same terms and subject to the same conditions contained therein and upon receipt of such notice (setting forth in detail all relevant terms and conditions of such financing), Boston Chicken shall have 20 days thereafter in which to agree to assume all of the financing on the same terms and conditions, and (c) with respect to any financing other than a pure debt financing in which the debt instrument to be offered has no equity-type features, to grant to Boston Chicken a preemptive right to participate therein on a fully diluted basis for a period of 45 days. As used herein the term "fully diluted basis" shall mean Boston Chicken's ability to maintain the same percentage equity interest in the Company (calculated by including as outstanding the shares of common stock of the Company subject to all outstanding options and warrants, including shares of common stock which Boston Chicken then has a right to purchase hereunder either through conversion pursuant to Section 1.7 or the exercise of its Option pursuant to Section 1.8 hereof) after such financing is completed as it had prior to such financing. Boston Chicken acknowledges that the right of first negotiation as set forth in clause (a) above does not preclude the Company from making inquiries in the relevant marketplace to obtain information regarding the terms of a financing solely for purposes of comparison. The failure by Boston Chicken to exercise its rights under any provision of this Section 5.3 within the time period specified shall be deemed to constitute a waiver of its rights under such provision. Notwithstanding anything herein to the contrary, the rights of Boston Chicken under clauses (a) and (b) above shall not apply in the event (x) Boston Chicken assigns the Loans or its obligations to make the Loans hereunder and (y) the Company desires thereafter to obtain debt financing the proceeds of which will be used to prepay the Loans in full.

          5.4 HSR Act Compliance. In the event Boston Chicken determines that any filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") in connection with any exercise of the conversion rights pursuant to Section 1.7 hereof or of the Option pursuant to
Section 1.8 hereof, the Company agrees to prepare and file with the Federal Trade Commission and the United States Department of Justice within 10 business days from the date of notice from Boston Chicken any notification required to be filed under the HSR Act or any rules or regulations promulgated thereunder. Boston Chicken shall pay any filing fees required under the HSR Act in connection with such filing. Any information about the Company or its Subsidiaries contained in such filing shall be true and accurate in all material respects and responsive to the requirements of the HSR Act and any such rules and regulations. Each of the Company and Boston Chicken shall make available to the other party such information as may be required for the preparation of any such notification or related reports.

          5.5 Sale of Shares. In the event Boston Chicken funds any Advance hereunder with Shares, the Company agrees that (a) promptly upon the receipt by the Company of the cash proceeds from the sale of all or any number of such Shares, the Company shall pay to Boston Chicken the net cash proceeds from the sale of such Shares in an amount up to the principal amount of the Loan then outstanding hereunder, which will be applied by Boston Chicken to repayment of such principal amount, (b) in determining if and when to sell the Shares, neither Scott Beck nor any executive officer of Boston Chicken nor any director of the Company designated by Boston Chicken shall have any responsibility for or input into such selling decisions, (c) during any trading day during the Guarantee Period the Company will not sell a number of Shares equal to or greater than 50,000 Shares provided, that notwithstanding the limitations on sales set forth in this paragraph, on any day during the Guarantee Period, Boston Chicken may permit the Company to sell all or more than 50,000 Shares received with respect to a particular Advance subject to the volume limitations contained from time to time in the Prospectus, and (d) it will not sell any Shares received in respect of an Advance during any period when Boston Chicken has notified the Company in writing that the resale of the Shares would be prohibited by Rule 10b-6 under the 1934 Act; provided, that if such prohibition occurs during the Guarantee Period the Guarantee Period shall be extended one full day for each day that the Company is prohibited from selling as a result of the limitations in this Section 5.5.

          5.6 Certificate of Incorporation and Bylaws; Stockholder's Consent. The Company shall not make any changes in or amendments to its Certificate of Incorporation or bylaws as they are in effect as of the date hereof; except that the Company may amend its Certificate of Incorporation solely to increase the number of authorized shares of its common stock by the amount necessary to consummate any financing as to which Boston Chicken has waived its rights pursuant to and in accordance with Section 5.3 hereof. The Company shall not permit its stockholders to take any action by written consent in lieu of a meeting without the prior written consent of Boston Chicken.

          5.7 Issuance of Stock; Grant of Options. Except (a) for shares of common stock of the Company which may be issued upon (i) exercise of options granted under the Company's Amended and Restated 1995 Stock Option Plan pursuant to grants approved under clause (b) of this Section 5.6, (ii) exercise of the Option, (iii) conversion of any portion of the outstanding principal balance of the Convertible Loan as provided in the Convertible Note, and (iv) consummation of any financing as to which Boston Chicken has waived its rights pursuant to and in accordance with Section 5.3 hereof, and (b) for options granted under the Company's Amended and Restated 1995 Stock Option Plan which are approved by Boston Chicken, in its sole discretion, the Company will not issue any additional shares of any class of its capital stock or grant any option, warrant, or similar right to acquire shares of any class of its capital stock.

          5.8 Notices. The Company shall deliver to Boston Chicken copies of all notices and other written communications sent or received by the Company under or in connection with the Einsteins/BofA Credit Agreement within 2 business days after receipt thereof, including without limitation any notice of default or breach thereunder, provided, that the Company shall not be obligated to furnish to Boston Chicken recurring or routine communications relating to collateral or perfection of security interests under the Einsteins/BofA Credit Agreement.


                                  ARTICLE VI

                                   RESERVED
                                   --------



                                  ARTICLE VII

                             CONDITIONS OF CLOSING
                             ---------------------

          Boston Chicken's obligations hereunder shall be subject to (a) the performance by the Company prior to or on the Closing Date of all of its covenants theretofore to be performed under this Agreement, (b) the accuracy of the Company's representations and warranties contained in this Agreement on the Closing Date, and (c) the satisfaction, prior to or on the Closing Date, of the following further conditions:

          7.1 Opinion of Counsel. Boston Chicken shall have received on the Closing Date from Holme Roberts & Owen, L.L.C. an opinion, dated the Closing Date, in the form and substance satisfactory to Boston Chicken.

          7.2 Proceedings and Documents. All proceedings to be taken in connection with the transaction contemplated by this Agreement and all documents incident to such transaction shall be satisfactory in form and substance to Boston Chicken and its counsel, and Boston Chicken shall have received all documents or other evidence which it and its counsel may reasonably have requested in connection with such transaction, including copies of records of all corporate proceedings in connection with such transaction and compliance with the conditions set forth in this Article VII, in form and substance satisfactory to Boston Chicken and its counsel.

          7.3 Executed Documents. The Company shall have each duly executed the following documents to which they are parties, and shall have delivered to Boston Chicken the following:

          (a)  this Agreement; and

          (b)  the Notes.

          7.4  No Defaults.  There shall exist no Event of Default or Default.

          7.5 Additional Deliveries. Boston Chicken shall have received, in form and substance satisfactory to it, copies of the following documents:

               (a) the Company's Certificate of Incorporation, certified as true and correct by the Secretary of State of Delaware, dated within ten days prior to the Closing Date, and certified as true and correct as of the Closing Date by a duly authorized officer of the Company;

               (b) the Company's bylaws, as are in force and effect on the Closing Date, certified as true and correct by the Secretary of the Company;

               (c) copies of certificates of good standing and corporate existence of the Company from the Secretary of State of Delaware and such other states where failure to qualify would result in a material adverse change in the financial condition of the Company and its Subsidiaries;

               (d) authorizing resolutions of the board of directors of the Company and evidence of other corporate action taken by the Company to authorize, among other things, the execution, delivery, and performance by the Company of this Agreement and the Notes and the consummation of the transactions contemplated hereby, including resolutions reserving shares of common stock for issuance upon the conversion of the Convertible Loan and the exercise of the Option, certified as true and correct as of the Closing Date by a duly authorized officer of the Company; and

               (e) a copy of the Einsteins/BofA Credit Agreement, certified as true and correct and in full force and effect by the Secretary of the Company.

          7.6 Opinion of Auditors. Boston Chicken shall have received on the Closing Date from Boston Chicken's independent public accountants an opinion, dated the Closing Date, in form and substance satisfactory to Boston Chicken, to the effect that the Notes and the obligations incurred hereunder are deemed to be debt, and not equity, in accordance with generally accepted accounting principles.

          7.7 Stockholders' Equity. Boston Chicken shall have received evidence, satisfactory to it, that the Company has, on the Closing Date, stockholders' equity of at least $33,500,000.

          7.8 Compliance with BC Credit Line. Boston Chicken shall determine in good faith that this Agreement complies with applicable restrictions or limitations under the Amended and Restated Credit Agreement among Boston Chicken, the lenders named therein and Bank of America Illinois, as Agent (the "BC Credit Line").


                                 ARTICLE VIII

                DEFAULT, RIGHTS AND REMEDIES OF BOSTON CHICKEN
                ----------------------------------------------

          8.1 Default. The occurrence of any of the following events or acts shall constitute a default ("Default"):

               (a) Default in the payment when due of any portion of the principal on either of the Notes and the continuance of such default for a period of three days;

               (b) Default in the payment when due of any portion of the interest on the outstanding principal of either of the Notes and the continuance of such default for a period of 10 days;

               (c) any representation or warranty now or hereafter made in this Agreement, the Service Agreements, the Notes, or any certificate hereunder or thereunder shall not be true in any material respect as of the date given or deemed given, or any certificate, statement, report, financial data, or notice furnished at any time by the Company to Boston Chicken shall be materially inaccurate as of the date given or deemed given;

               (e) intentionally omitted;

               (f) any breach of, or failure to perform or observe, any other covenant, condition, or agreement contained in this Agreement or the Notes which shall continue unremedied for a period of 10 calendar days following notice thereof from Boston Chicken;

               (g) the Company or any Subsidiary shall (i) generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due, (ii) make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets, (iii) commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, (iv) have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of 60 days or more, (v) by any act or omission, indicate its consent to, approval of, or knowing acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties, or (vi) suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of 60 days or more;

               (h)  intentionally omitted;

               (i)  dissolution or liquidation of the Company;

               (j)  intentionally omitted;

               (k) the Company or any Subsidiary shall (a) fail to pay any indebtedness for borrowed money (other than the Notes) of the Company or such Subsidiary, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and any applicable grace periods shall have expired, the effect of which is to cause the acceleration of the maturity of such indebtedness prior to its expressed or stated maturity, or (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, the effect of which is to cause the acceleration of the maturity of such indebtedness prior to its expressed or stated maturity, or (c) default in the performance or observance of any obligations under leases of real property if the effect of such default is to permit the termination of such lease;

               (l) one or more judgments, decrees or orders for the payment of money in excess of $100,000 in the aggregate and not otherwise fully covered by insurance shall be rendered against the Company or any of its Subsidiaries, and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of 45 consecutive days without being vacated, discharged, satisfied, escorted, stayed, or bonded pending appeal.

          8.2 Default; Remedies. (a) In the event a Default shall exist or occur Boston Chicken may:

               (i) terminate its obligations under this Agreement and cease to make any further advances under Section 1.1, and shall have the right to declare the Notes due and payable in full, without demand, presentment, or notice of any kind;

               (ii) convert any portion of the outstanding principal balance of the Loan into shares of common stock in the Company as provided in the Notes;

               (iii) exercise all or a portion of the Option;

provided, however, that in the case of any event or condition described in
Section 8.1(g) with respect to the Company or any Subsidiary, Boston Chicken's obligations under this Agreement shall automatically terminate forthwith and all amounts owed by the Company hereunder and under the Notes shall automatically become immediately due and payable without notice, demand, presentment, protest, diligence, notice of dishonor, or other formality, all of which are hereby expressly waived.

               (b) All of Boston Chicken's rights and remedies under this Agreement are cumulative and nonexclusive. Any conversion of, or exercise of the Option with respect to, less than all of the principal balance outstanding under the Convertible Note shall not affect Boston Chicken's rights and remedies with respect to any portion not so converted or exercised.

          8.3 No Waiver. Boston Chicken's failure, at any time or times hereafter, to require the Company's strict compliance with or performance of any provision of this Agreement shall not waive, affect, or diminish any right of Boston Chicken thereafter to demand such strict compliance or performance therewith. Any suspension or waiver by Boston Chicken of a Default or an Event of Default by the Company under this Agreement or the Notes shall not suspend, waive, or affect any other Default or Event of Default by the Company under this Agreement or the Notes, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants, and representations of the Company contained in this Agreement or the Notes and no Default or Event of Default by the Company under this Agreement or the Notes shall be deemed to have been suspended or waived by Boston Chicken unless such suspension or waiver is in writing signed by an officer of Boston Chicken.


                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

          9.1 No Oral Change. This Agreement may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

          9.2 Assignment. The Company may not assign any of its rights or delegate any of its obligations under this Agreement without Boston Chicken's written consent. Boston

Chicken may assign any of its rights or delegate any of its obligations under this Agreement (including assignment of this Agreement and the Notes), (a) without notice to the Company, (i) to any Affiliate of Boston Chicken (except the Company) or (ii) in connection with any pledge of its assets under the BC Credit Line or similar credit agreement and (b) with notice, but without any requirement of consent or approval, to any other person entity (except the Company); provided, however, that Boston Chicken shall not make any such assignment of its obligations unless at the time thereof Boston Chicken reasonably believes the assignee is able to perform such obligations. Any such assignment shall vest in the assignee all of the benefits under the documents so assigned. For purposes of this Agreement, the term Affiliate of a specified person shall mean any person or entity which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

          9.3  Costs and Attorneys' Fees.  (a) Except as provided in subsection
(b) or (c) of this Section 9.3, each of the parties hereto shall pay its own expenses (including accounting fees) incident to the negotiation and execution of this Agreement and to the consummation of the transactions contemplated hereby.

               (b) The Company shall pay all reasonable attorneys' fees and any costs and charges relating to or arising out of (i) the negotiation and drafting of this Agreement and all related documents and (ii) the enforcement by Boston Chicken of its rights to collect any portion of the Loan.

               (c) In any action not founded solely on grounds covered by subsection (b) of this Section 9.3, the party to the action who does not prevail shall pay to the prevailing party the court costs and reasonable attorneys fees and other expenses (including, but not limited to, fees and expenses of expert witnesses or consulting experts) incurred directly or indirectly by the prevailing party in connection with its prosecution or defense of the action, as the case may be.

          9.4 Communications and Notices. All communications and notices provided for in this Agreement or under the Notes shall be in writing and shall be deemed to have been duly given if delivered personally to the party to whose attention the notice is directed or sent by overnight express, facsimile transmission, express mail delivery service, or registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows:

               If to the Company:

                    Einstein Bros. Bagels, Inc.
                    1526 Cole Blvd.
                    Suite 200
                    Golden, CO 80401
                    Attention: General Counsel
                    Facsimile: (303) 202-3490

               If to Boston Chicken:

                    Boston Chicken, Inc.
                    14103 Denver West Parkway
                    Golden, Colorado  80401
                    Attention: General Counsel
                    Facsimile: (303) 384-5339

               with a copy to:

                    Bell, Boyd & Lloyd
                    70 West Madison Street, Suite 3300
                    Chicago, Illinois 60602
                    Attention: Amy S. Powers
                    Facsimile: (312) 372-2098

Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally shall be deemed to have been given when so delivered. Any notice delivered by facsimile transmission shall be deemed to have been given on the earlier of the date it is actually received or one day after such transmission. Any notice delivered by overnight express courier will be deemed to have been given on the next succeeding business day after the day it is sent to the intended recipient at the address set forth above, and any notice delivered by registered or certified mail or express mail delivery service shall be deemed to have been duly given on the earlier of the date it is actually received or three business days after it is sent to the intended recipient at the address set forth above.

          9.5 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

          9.6 Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

          9.7 Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, and the provisions of this Agreement shall be severable in any such instance.

          9.8 Avoidance. To the extent that Boston Chicken receives any payment on account of the Company's obligations hereunder, and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated, and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment(s) or proceeds received, the Company's obligations hereunder, or part thereof intended to be satisfied, shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Boston Chicken.

          9.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

          9.10 Entire Agreement. This Agreement and the Notes and the exhibits to each of the foregoing contain the entire agreement of the parties hereto with respect to the transactions contemplated herein, and collectively supersede all prior understandings and agreements of the parties with respect to the subject matter hereof.

          9.11 General Indemnity.  In addition to the payments pursuant to
Section 9.3, the Company agrees to indemnify, pay, and hold Boston Chicken and any holder of the Notes, and the officers, directors, employees, agents, and Affiliates of Boston Chicken and any such holder (collectively, the "Indemnities"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnities in connection with any investigative, administrative, or judicial proceeding commenced or threatened, whether or not any of such Indemnities shall be designated a party thereto) that may be imposed on, incurred by, or asserted against any Indemnitee, in any manner relating to or arising out of this Agreement, the Notes and the exhibits or any other agreements or document executed and delivered by the Company in connection therewith, the Company's use and operation of the Stores, including any damage to public or worker health and safety or the environment, Boston Chicken's agreement to make the Loan hereunder, or the use or intended use of the proceeds of the Loan (the "indemnified liabilities"); provided that the Company shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnitee. To the extent that the undertaking to indemnify, pay, and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnities or any of them. The provisions of the undertakings and indemnification set out in this
Section 9.11 shall survive satisfaction and payment of the Company's obligations hereunder and termination of this Agreement.

          (b) Boston Chicken agrees to reimburse, to the extent permitted by law, the Company, its directors, officers, employees and agents, and each person, if any, who controls the Company within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), for any and all losses, claims, damages, expenses and liabilities to which they or any of them may become subject under the Act or any other statute or common law or otherwise by reason of its offer and sale of Shares, and to reimburse the Company for any reasonable legal or other expenses actually and reasonably incurred in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of, or are based upon:

               (i) any untrue statement of a material fact or any alleged untrue statement of a material fact contained in or incorporated by reference in the registration statement which contains the Prospectus (the "Registration Statement") or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

               (ii) any untrue statement of a material fact or any alleged untrue statement of a material fact contained or incorporated by reference in the Prospectus (as amended or supplemented if Boston Chicken shall have filed with the Securities and Exchange Commission any amendment or supplement thereto), if used within the period during which Boston Chicken is required to keep the Registration Statement in which such Prospectus is contained current, or the omission or alleged omission to state therein a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading;

provided, however, that Boston Chicken's obligations contained herein shall not apply to losses, claims, damages, expenses, liabilities, or actions arising out of, or based upon any such untrue statement or any such omission or alleged omission, if such statement or omission was made in reliance upon, and in conformity with, information relating to the Company furnished to Boston Chicken by the Company expressly for use in connection with the preparation of the Registration Statement or any prospectus contained in the Registration Statement or any such amendment or supplement thereto.

          (c) The Company shall (in the same manner and to the same extent as set forth in subsection (b) above), reimburse, to the extent permitted by law, Boston Chicken, its directors, officers, employees and agents, and each person, if any, who controls Boston Chicken within the meaning of the Act, if such statement or omission was made in reliance upon and in conformity with information relating to the Company furnished to Boston Chicken by the Company expressly for use in connection with the preparation of the Registration Statement or the Prospectus or any amendment or supplement thereto.

          (d) Any person entitled to reimbursement hereunder will (i) give written notice to the reimbursing party of any claim with respect to which it seeks reimbursement within 14 days of the person entitled to reimbursement paying the Reimbursable Expenses (provided, however, that any failure by a person entitled to reimbursement hereunder to give such prompt written notice shall not adversely affect such person's rights hereunder unless and then only to the extent that such failure prejudices the rights of the reimbursing party hereunder) and (ii) unless in such party's reasonable judgment a conflict or interest between such party and the reimbursing parties may exist with respect to such claim, permit such reimbursing party to assume the defense of such claim with counsel reasonably satisfactory to the party being reimbursed. If such defense is assumed, the reimbursing party will not be subject to any liability for any settlement made by the party being reimbursed without its consent (but such consent will not be unreasonably withheld). A reimbursing party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties being reimbursed by such reimbursing party with respect to such claim, unless in the reasonable judgment of such counsel a conflict of interest may exist between such party being reimbursed and any other of such reimbursed parties with respect to such claim.

               (e) (i)  If the reimbursement provided for in Section 9.11(b) and
(c) is unavailable to or insufficient to hold harmless the party being reimbursed under paragraphs (b) or (c) hereof in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each applicable reimbursing party, in lieu of reimbursing such party, shall contribute to the amount paid or payable by such party being reimbursed as a result of such losses, claims, damages, expenses, or liabilities in such proportion as is appropriate to reflect the relative fault of Boston Chicken and the Company in connection with the statements or omissions which resulted in such losses, claims, damages, expenses, or liabilities. The relative fault of Boston Chicken and the Company shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by Boston Chicken or by the Company, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, expenses, and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                   (ii) Boston Chicken and the Company agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) Boston Chicken agrees to reimburse the Company, within 14 days after receipt of written evidence of payment thereof, for the reasonable legal fees and expenses incurred by the Company in connection with the sale of the Advance Shares.

          9.12 Limitation on Damages. Notwithstanding anything to the contrary herein no party hereto shall be liable for consequential, indirect, incidental, special, speculative, or punitive damages (including, but not limited to, loss of revenue or profit) whether such claim alleges breach of contract, tortious conduct including, but not limited to, negligence, or any other theory, provided that nothing herein shall limit or otherwise restrict the Company's obligation to pay fees under the Service Agreements.

          9.13 Confidentiality. Boston Chicken will maintain as confidential any information obtained from the Company and/or its Subsidiaries other than information which (i) at the time of disclosure or thereafter is generally known by the public (other than as a result of a disclosure directly or indirectly by Boston Chicken or its agents or representatives), (ii) is available to Boston Chicken on a non-confidential basis from a source other than the Company, provided that such source was not at the time bound by a confidentiality agreement with the Company or any of its Subsidiaries, or (iii) has been independently developed by Boston Chicken.

          9.14 Intentionally omitted.

          9.15 Submission to Jurisdiction. The Company agrees that any legal action or proceeding with respect to this Agreement, the Notes, or the transactions contemplated hereby may be brought in any court of the State of Colorado, or in any court of the United States of America sitting in Colorado, and the Company hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to their respective person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Company or by the mailing thereof by registered or certified mail, postage prepaid to the Company at the address for the Company set forth in Section 9.4. Nothing in this paragraph shall affect the right of Boston Chicken to service process in any other manner permitted by law or limit the rights of Boston Chicken to bring any such action or proceeding against the Company or property in the courts of any other jurisdiction. The Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

          9.16 Waiver of Jury Trial. No party to this instrument, which includes any assignee, successor, heir or personal representative of a party, shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of this Agreement, the Notes, any Service Agreement, any related instrument, or the dealings or the relationship between the parties. No party will seek to consolidate any such action, in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived.

          THE PROVISIONS OF THIS SECTION 9.16 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BOSTON CHICKEN IN ENTERING INTO THIS AGREEMENT.

          IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date and year first above written.


                              EINSTEIN BROS. BAGELS, INC.


                              By: /s/ Paul A. Strasen
                                 --------------------------
                              Title: Vice President


                              BOSTON CHICKEN, INC.


                              By: /s/ Donald J. Bingle
                                  --------------------------
                              Title: Vice President

                                   EXHIBIT A

                                CONVERTIBLE NOTE

RIGHTS OF THE HOLDER TO RECEIVE PAYMENT HEREUNDER ARE SUBJECT TO A SUBORDINATION AGREEMENT DATED MAY 17, 1996 EXECUTED BY BOSTON CHICKEN, INC. IN FAVOR OF BANK OF AMERICA ILLINOIS, AS AGENT FOR CERTAIN LENDERS


                     AMENDED AND RESTATED CONVERTIBLE NOTE


$120,000,000                                  Golden, Colorado
                                              May 17, 1996


          FOR VALUE RECEIVED, Einstein Bros. Bagels, Inc., a Delaware corporation (the "Company"), promises to pay to the order of Boston Chicken, Inc., a Delaware corporation ("Boston Chicken"), pursuant to the Loan Agreement (as hereinafter defined) at such place as Boston Chicken may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of one hundred twenty million dollars ($120,000,000) and any interest thereon, or, if less, the aggregate unpaid amount of the Loan made pursuant to Section 1.1 of the Loan Agreement and any interest thereon.

          This Amended and Restated Convertible Secured Note (the "Note") evidences the Loan made under, and is referred to in and is executed and delivered pursuant to, an Amended and Restated Loan Agreement dated as of May 17, 1996 between the Company and Boston Chicken (the "Loan Agreement"), to which reference is hereby made for a statement of the terms and conditions under which this Note may be repaid and accelerated. This Note is issued in exchange and replacement for, and evidences the same indebtedness incurred to the date hereof under, the Amended and Restated Convertible Secured Note dated March 7, 1996, which, in turn was issued in exchange and replacement for, and evidences the same indebtedness incurred to the date hereof under, the Amended and Restated Convertible Secured Note dated January 30, 1996 which, in turn was issued in exchange and replacement for, and evidenced the same indebtedness incurred to the date thereof under, that certain Convertible Secured Note dated as of March 24, 1995 from the Company in favor of Boston Chicken (the "Prior Notes"). The indebtedness evidenced by the Prior Notes is continuing indebtedness, and nothing herein shall be deemed to constitute a payment, settlement, or novation of the Prior Notes, or the release of, or otherwise adversely affect, any rights of Boston Chicken against the undersigned, any guarantor, surety, or other party primarily or secondarily liable for such indebtedness. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

          Interest shall accrue daily on the aggregate outstanding principal balance of the Loan for the period commencing on the date the Loan is made until the Loan is paid in full, at a per annum rate equal to the rate designated and announced by Bank of America Illinois or its successor in interest (the "Bank") from time to time as its "reference rate" in effect at its principal office in Chicago, Illinois, plus 1%. The interest rate shall be adjusted, from time to time, on the same day on which the Bank adjusts its "reference rate." Interest on the outstanding principal amount of the Loan shall be payable in arrears on the first day of each Retail Period during the Interest Payment Period, as otherwise provided herein in connection with principal payments, and at maturity (whether by acceleration or otherwise).

          Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

          Any principal payment due under this Note not paid when due, whether at stated maturity, by notice of repayment, by acceleration or otherwise, shall, to the extent permitted by applicable law, thereafter bear interest (compounded monthly and payable upon demand) at a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Note in respect of such principal amount until such unpaid amount has been paid in full (whether before or after judgment).

          Except as otherwise provided in the Loan Agreement, unless accelerated, the outstanding principal amount of the Loan shall be payable to Boston Chicken in 65 substantially equal periodic installments of principal (the amount of which periodic installments of principal shall be determined at the close of business on the Draw Loan Termination Date based on a schedule amortizing such outstanding principal balance of the Loan as of such date in 130 substantially equal periodic installments of principal), plus accrued but unpaid interest, on the first day of each Retail Period, commencing on the first day of the seventh Retail Period in Boston Chicken's fiscal year 1998 and continuing until the first day of the sixth Retail Period in Boston Chicken's fiscal year 2003, when the entire principal balance of the Loan and all interest accrued thereon shall be due and payable.

          This Note may be prepaid, without premium or penalty, at any time. All payments made hereunder shall be applied first to interest and then to outstanding principal.

          If payment hereunder becomes due and payable on a Saturday, Sunday, or legal holiday, under the laws of the State of Colorado, the due date thereof shall be extended to the next succeeding business day.

          Demand, presentment, protest, diligence, notice of dishonor, and any other formality are hereby expressly waived by the Company and any endorser or guarantor.


                                   ARTICLE I

                               CONVERSION OF NOTE
                               ------------------

          1.1 The holder of this Note shall have the right, at such holder's option, at any time after the earlier of (i) any acceleration of the Loan, (ii) April 1, 1997, or (iii) an initial public offering of shares of common stock of the Company registered pursuant to the Securities Act of

1933, as amended, with the Securities and Exchange Commission, and up to the later of the date on which the Company has properly repaid the outstanding principal balance of the Loan and all accrued interest thereon in full or the first day of the twelfth Retail Period in Boston Chicken's fiscal year 2003 to convert, subject to the terms and provisions of this Article I, the outstanding principal balance of this Note or any portion thereof into shares of common stock, $.01 par value per share, of the Company (the "Common Stock"), at the price of (a) $1,436.14 per share, for any conversion of (or Option exercise (as provided in the Loan Agreement) for) the first $80,000,000 of principal amount of the Loan and (b) $3,244.65 per share for any conversion of (or Option exercise for) the remaining principal amount of the Loan, or in each case, in the event an adjustment of such price has occurred pursuant to the provisions of
Section 1.3, then at the price as last adjusted (referred to herein as the "Conversion Price"), upon surrender of this Note, the principal of which is so to be converted, to the Company at any time during usual business hours together with written notice (hereinafter referred to as "Conversion Notice") that the holder elects to convert this Note into such shares of Common Stock in accordance with the provisions of this Article I, and specifying the name or names in which the certificate or certificates evidencing the shares of Common Stock issuable upon such conversion shall be registered, together with the addresses of the persons so named, and, if so required by the Company, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the registered holder or his attorney duly authorized in writing. In the event this Note is to be converted in part only, the Company shall, upon surrender of this Note, execute and deliver to the holder thereof, at the expense of the Company, a new Note in principal amount equal to the unconverted portion of this Note. In no event shall accrued interest be convertible into shares of Common Stock.

          1.2 As promptly as practicable after the surrender, as herein provided, of this Note for conversion and the receipt of the Conversion Notice relating thereto, the Company shall deliver to or upon the written order of the holder of this Note a certificate or certificates representing the number of fully-paid and non-assessable shares of Common Stock of the Company into which this Note may be converted in accordance with the provisions of this Article I and a new Note for any unconverted portion of the principal amount hereof. Subject to the following provisions of this Section 1.2, such conversion shall be deemed to have been made immediately before the close of business on the date that this Note shall have been surrendered for conversion together with the Conversion Notice, so that the rights of the holder of this Note as a Noteholder shall cease at such time and the person or persons entitled to receive the shares of Common Stock upon conversion of this Note shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on such next succeeding day. If the last day for the exercise of the conversion right shall not be a business day, then such conversion right may be exercised on the next succeeding business day.

          1.3 (a) In case of any reclassification or change of outstanding shares of Common Stock issuable upon conversion of this Note, or in case of any consolidation or merger of the Company with or into any partnership, corporation, or other entity (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding shares of Common Stock, other than a change in number of shares issuable upon conversion of this Note) or in case of any sale or conveyance to any partnership, corporation, or other entity of the property of the Company as an entirety or substantially as an entirety, then the holder of this Note shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale, or conveyance by a holder of the number of shares of Common Stock of the Company issuable upon conversion of this Note immediately prior to such reclassification, change, consolidation, merger, sale, or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein.

          (b) The Conversion Price shall be adjusted in the event the Company shall at any time (i) make a subdivision of or combine shares of Common Stock outstanding or (ii) pay a dividend or make a distribution in cash, in kind, or in securities of any kind (including, but not limited to, any stock split). In the event the Company makes a subdivision of shares of Common Stock or pays a dividend or makes a distribution in cash, in kind, or in securities of any kind, the Conversion Price in effect immediately prior to such action shall be appropriately decreased, and in the event the Company shall at any time combine the shares of Common Stock outstanding, the Conversion Price in effect immediately prior to such combination shall be appropriately increased. An adjustment made pursuant to this Section 1.3(b) shall, in the event of a subdivision or combination, become effective retroactively immediately after the effective date thereof, and shall, in the event of a dividend or distribution, become effective retroactively immediately after the record date for the determination of stockholders entitled thereto. Whenever the Conversion Price is adjusted, pursuant to this Section 1.3(b), the Company shall promptly cause a notice to be given to such holder of this Note which will state the adjusted Conversion Price.

          (c) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of this Note as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of the entire Maximum Principal Balance of the Loan. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully-paid and non-assessable.

          (d) The Company covenants that if any shares of Common Stock to be issued upon conversion of this Note require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, cause such shares to be duly registered or approved, as the case may be.

          (e) The issuance of certificates for shares of Common Stock upon the conversion of this Note shall be made without charge to the converting Noteholder for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holder of this Note; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of this Note, and the Company shall not be required to issue or deliver such certificates unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

          (f) Conversion of any portion of the principal balance of this Note shall not relieve the Company of its obligation to pay any accrued but unpaid interest as of the date of conversion on the portion of the principal balance of this Note so converted.

          (g) To the extent that any portion of this Note is not converted into shares of Common Stock, such portion shall remain a secured debt of the Company payable in accordance with the terms of the Loan Agreement.

                                   ARTICLE II

                                    ADVANCES
                                    --------

          2.1 Loan advances may be made from time to time by Boston Chicken to the Company in the manner and on the terms and subject to the conditions set forth in the Loan Agreement. Upon granting each loan advance, Boston Chicken shall record the making and amount of such advance on its books in a separate loan account, and shall also record in the loan account all payments made by the Company with respect to the Loan. The aggregate amount of all Advances, less the amounts of payment of principal made by the Company, shall be the principal amount outstanding under this Note. The loan account shall be prima facie evidence of the unpaid amount of principal outstanding under this Note; provided, however, that failure to maintain such account or record any advances therein shall not relieve the Company of its obligations to repay the outstanding principal amount of the Loan, all accrued interest thereon, and any amount payable with respect thereto in accordance with the terms of this Note.


                                  ARTICLE III

                     DEFAULT, RIGHTS AND REMEDIES OF HOLDER
                     --------------------------------------

          3.1 The occurrence of a Default shall be a default under this Note. Upon any default under this Note, the holder of this Note may declare this Note due and payable in full and exercise such other rights and remedies as are available to the holder under the Loan Agreement or applicable law.

          3.2 If there is any default under this Note, and this Note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, the Company promises to pay to the order of the holder hereof such holder's reasonable attorneys' fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Note.


                                  ARTICLE IV

                                 MISCELLANEOUS
                                 -------------

          4.1 THIS NOTE HAS BEEN DELIVERED IN, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF, THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

          4.2 The holder of this Note may, with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party, or any other party to this Note (i) extend the time for payment of either principal or interest from time to time, (ii) release or discharge any one or more parties liable on this Note, (iii) suspend the right to enforce this Note with respect to any persons, (iv) change, exchange, or release any property in which the holder has any interest securing this Note, and (v) at any time it deems it necessary or proper, call for and, should it be made available, accept, as additional security, the signature or signatures of additional parties or a security interest in property of any kind or description or both.

          4.3 Any provision herein, or in the Loan Agreement, or any other document executed or delivered in connection herewith or therewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, neither Boston Chicken nor any holder hereof shall in any event be entitled to receive or collect, nor shall any amounts received hereunder be credited, so that Boston Chicken or any holder hereof shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the person primarily obligated to pay this Note at the time in question. If any construction of this Note or the Loan Agreement, or any and all other papers, agreements or commitments, indicate a different right given to Boston Chicken or any holder hereof to ask for, demand, or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of the parties that this Note, the Loan Agreement, and all other documents executed or delivered in connection herewith shall in all ways comply with applicable law and proper adjustments shall automatically be made accordingly. In the event that Boston Chicken or any holder hereof ever receives, collects, or applies as interest, any sum in excess of the maximum amount permitted by applicable law, if any, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note, and if this Note is paid in full, any remaining excess shall be paid to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum amount permitted by applicable law, if any, the Company and any holder hereof shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense or fee rather than as interest, and (b) "spread" the total amount of interest throughout the entire term of this Note.

          IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name by the undersigned officer, thereunto duly authorized.

                              EINSTEIN BROS. BAGELS, INC.

                              By:
                                     ---------------------------
                              Title:
                                     ---------------------------

                                  EXHIBIT A-2
                             AMENDED AND RESTATED
                              NONCONVERTIBLE NOTE

RIGHTS OF THE HOLDER TO RECEIVE PAYMENT HEREUNDER ARE SUBJECT TO A SUBORDINATION AGREEMENT DATED MAY 17, 1996 EXECUTED BY BOSTON CHICKEN, INC. IN FAVOR OF BANK OF AMERICA ILLINOIS, AS AGENT FOR CERTAIN LENDERS


                             AMENDED AND RESTATED
                              NONCONVERTIBLE NOTE


$14,000,000                                        Golden, Colorado
                                                   May 17, 1996


          FOR VALUE RECEIVED, Einstein Bros. Bagels, Inc., a Delaware corporation (the "Company"), promises to pay to the order of Boston Chicken, Inc., a Delaware corporation ("Boston Chicken"), pursuant to the Loan Agreement (as hereinafter defined) at such place as Boston Chicken may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of fourteen million dollars ($14,000,000) and any interest thereon, or, if less, the aggregate unpaid amount of the Nonconvertible Loan (herein called the "Loan") made pursuant to Section
1.1 of the Loan Agreement and any interest thereon.

          This Nonconvertible Secured Note (the "Note") evidences the Loan made under, and is referred to in and is executed and delivered pursuant to, an Amended and Restated Loan Agreement of even date herewith between the Company and Boston Chicken (the "Loan Agreement"), to which reference is hereby made for a statement of the terms and conditions under which this Note may be repaid and accelerated. This Note is issued in exchange and replacement for, and evidences the same indebtedness incurred to the date hereof under, the Nonconvertible Secured Note dated May 9, 1996 from the Company in favor of Boston Chicken (the "Prior Note"). The indebtedness evidenced by the Prior Note is continuing indebtedness, and nothing herein shall be deemed to constitute a payment, settlement, or novation of the Prior Note, or the release of, or otherwise adversely affect, any rights of Boston Chicken against the undersigned, any guarantor, surety, or other party primarily or secondarily liable for such indebtedness. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

          Interest shall accrue daily on the aggregate outstanding principal balance of the Loan for the period commencing on the date the Loan is made until the Loan is paid in full, at a per annum rate equal to the rate designated and announced by Bank of America Illinois or its successor in interest (the "Bank") from time to time as its "reference rate" in effect at its principal office in Chicago, Illinois, plus 1%. The interest rate shall be adjusted, from time to time, on the same day on which the Bank adjusts its "reference rate." Interest on the outstanding principal amount of the Loan shall be payable in arrears on the first day of each Retail Period during the Interest Payment Period, as otherwise provided herein in connection with principal payments, and at maturity (whether by acceleration or otherwise).

          Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

          Any principal payment due under this Note not paid when due, whether at stated maturity, by notice of repayment, by acceleration or otherwise, shall, to the extent permitted by applicable law, thereafter bear interest (compounded monthly and payable upon demand) at a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Note in respect of such principal amount until such unpaid amount has been paid in full (whether before or after judgment).

          Except as otherwise provided in the Loan Agreement, unless accelerated, the outstanding principal amount of the Loan shall be payable to Boston Chicken in 65 substantially equal periodic installments of principal (the amount of which periodic installments of principal shall be determined at the close of business on the Draw Loan Termination Date based on a schedule amortizing such outstanding principal balance of the Loan as of such date in 130 substantially equal periodic installments of principal), plus accrued but unpaid interest, on the first day of each Retail Period, commencing on the first day of the seventh Retail Period in Boston Chicken's fiscal year 1998 and continuing until the first day of the sixth Retail Period in Boston Chicken's fiscal year 2003, when the entire principal balance of the Loan and all interest accrued thereon shall be due and payable.

          This Note may be prepaid, without premium or penalty, at any time. All payments made hereunder shall be applied first to interest and then to outstanding principal.

          If payment hereunder becomes due and payable on a Saturday, Sunday, or legal holiday, under the laws of the State of Colorado, the due date thereof shall be extended to the next succeeding business day.

          Demand, presentment, protest, diligence, notice of dishonor, and any other formality are hereby expressly waived by the Company and any endorser or guarantor.

          Loan advances may be made from time to time by Boston Chicken to the Company in the manner and on the terms and subject to the conditions set forth in the Loan Agreement. Upon granting each loan advance, Boston Chicken shall record the making and amount of such advance on its books in a separate loan account, and shall also record in the loan account all payments made by the Company with respect to the Loan. The aggregate amount of all Advances, less the amounts of payment of principal made by the Company, shall be the principal amount outstanding under this Note. The loan account shall be prima facie evidence of the unpaid amount of principal outstanding under this Note; provided, however, that failure to maintain such account or record any advances therein shall not relieve the Company of its obligations to repay the outstanding principal amount of the Loan, all accrued interest thereon, and any amount payable with respect thereto in accordance with the terms of this Note.

          The occurrence of a Default shall be a default under this Note. Upon any default under this Note, the holder of this Note may declare this Note due and payable in full and exercise such other rights and remedies as are available to the holder under the Loan Agreement or applicable law.

          If there is any default under this Note, and this Note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, the Company promises to pay to the order of the holder hereof such holder's reasonable attorneys' fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Note.


          THIS NOTE HAS BEEN DELIVERED IN, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF, THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

          The holder of this Note may, with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party, or any other party to this Note (i) extend the time for payment of either principal or interest from time to time, (ii) release or discharge any one or more parties liable on this Note, (iii) suspend the right to enforce this Note with respect to any persons, (iv) change, exchange, or release any property in which the holder has any interest securing this Note, and (v) at any time it deems it necessary or proper, call for and, should it be made available, accept, as additional security, the signature or signatures of additional parties or a security interest in property of any kind or description or both.

          Any provision herein, or in the Loan Agreement, or any other document executed or delivered in connection herewith or therewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, neither Boston Chicken nor any holder hereof shall in any event be entitled to receive or collect, nor shall any amounts received hereunder be credited, so that Boston Chicken or any holder hereof shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the person primarily obligated to pay this Note at the time in question. If any construction of this Note or the Loan Agreement, or any and all other papers, agreements or commitments, indicate a different right given to Boston Chicken or any holder hereof to ask for, demand, or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of the parties that this Note, the Loan

Agreement, and all other documents executed or delivered in connection herewith shall in all ways comply with applicable law and proper adjustments shall automatically be made accordingly. In the event that Boston Chicken or any holder hereof ever receives, collects, or applies as interest, any sum in excess of the maximum amount permitted by applicable law, if any, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note, and if this Note is paid in full, any remaining excess shall be paid to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum amount permitted by applicable law, if any, the Company and any holder hereof shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense or fee rather than as interest, and (b) "spread" the total amount of interest throughout the entire term of this Note.

          IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name by the undersigned officer, thereunto duly authorized.

                              EINSTEIN BROS. BAGELS, INC.

                              By:
                                 -------------------------
                               Title:  Vice President

                                   EXHIBIT B

                   FORM OF CERTIFICATE TO ACCOMPANY ADVANCES

                                   EXHIBIT B
                                   ---------

                                  CERTIFICATE


     The undersigned, the ________________ of Einstein Bros. Bagels, Inc. (the "Company"), borrower under that certain Amended and Restated Loan Agreement dated May ___, 1996 (the "Loan Agreement") between the Company and Boston Chicken, Inc. ("Boston Chicken"), hereby requests an Advance of Loan proceeds in the amount of $____________________.

     In support of this request, the Company hereby represents and warrants to Boston Chicken as follows:

     1. Such Loan amount is required and will be used by the Company for the purposes permitted under the Loan Agreement and for no other purpose.

     2. The representations and warranties contained in Article IV of the Loan Agreement are true and correct on and as of the date hereof, and will be true and correct on the date such Advance is made.

     3. No Default or Event of Default has occurred and is continuing.

     4. All of the conditions to Advances set forth in Article III of the Loan Agreement have been satisfied.

     Capitalized terms used but not defined herein have the meanings ascribed thereto in the Loan Agreement.

                                    EINSTEIN BROS. BAGELS, INC.



                                    By:
                                       -------------------------
                                    Title:
                                          ----------------------



Date: __________________________, 199__